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                                                                   Exhibit 10.23


                                LEASE AGREEMENT
                      PROJECT:  CARDINAL TECHNOLOGY CENTER


1.       DEFINITIONS AND BASIC PROVISIONS.

         A.      Date of Lease: March 20, 1998

         B.      "Landlord":    Cardinal Collins Tech Center, Inc., a Texas
                                corporation

         C.      Address:       c/o Kennedy Associates Real Estate Counsel, Inc.
                                1215 4th Avenue, Suite 2400
                                Seattle, Washington 98161

         D.      "Tenant":      HighwayMaster Corporation, Inc.

         E.      Address:       1155 E. Kas, Suite 100
                                Richardson, Texas 75081

         F. "Building": The structure commonly known as Building Five -- 1155 E. Kas, Richardson, Texas and which is located on the tract of land (the "Land") described by on EXHIBIT "B" attached hereto and made a part hereof for all purposes.

         G. "Premises": That certain 65,000 square feet of rentable area contained within the Building (the "Rentable Area in the Premises"), subject to final determination at completion of plans and specifications for the Premises, and as outlined and hatched on the plan attached hereto as EXHIBIT "A" and made a part hereof for all purposes and to be mutually approved by Landlord and Tenant. Prior to Commencement Date, Landlord and Tenant agree to execute an amendment hereto setting forth the rentable square footage of the Premises and the Project (as hereinafter defined) and the location thereof in the Building.

         H. "Project": The Building, the parking facilities, and other structures, improvements, landscaping, fixtures, appurtenances and other common areas now or hereafter, constructed or erected on the Land.

         I. "Rentable Area in the Project" shall be 90,800 square feet of rentable area.

         J. "Tenant's Proportionate Share" shall be seventy-two percent (72 %), which is the ratio between the Rentable Area in the Premises and the Rentable Area in the Project. If the Rentable Area in the Premises and/or the Rentable Area in the Project changes, Tenant's Proportionate Share shall be adjusted effective as of the date of such change.

         K. "Commencement Date": July 1, 1998(subject to the provisions of the "EXHIBIT D" attached hereto). Upon request of either party hereto, Landlord and Tenant agree to execute and deliver a written declaration in recordable form expressing the Commencement Date hereof.

         L. "Term": Commencing on the Commencement Date and ending one-hundred twenty (120) months after the Commencement Date, plus any partial calendar month following the Commencement Date, unless sooner terminated as provided herein.

         M. "Base Rental": $69,062.50 per month for the first sixty (60) months of the Term of this Lease; then $79,895.83 per month for the remainder of the Term of this Lease; each such monthly installment shall be due and payable on the first day of each calendar month, in advance, without demand, deduction or setoff whatsoever.

         N. "Prepaid Rental": $69,092.50, to be applied to the first accruing monthly installments of rental.

         O.      "Security Deposit":  $0.00

         P. "Permitted Use": The Premises shall be used only for any lawful purpose in connection with Tenant's business operation including, but not limited to, general office, warehouse, provision of enhanced telecommunications services, and research, development, testing, light assembly, manufacturing, repair, installation, marketing and sales of mobile communications and information systems.

         Q. "Common Area": That part of the Project designated by Landlord from time to time for the common use of all tenants, including among other facilities, sidewalks, curbs, truckways, loading areas, private streets and alleys, lighting facilities, delivery passages, parking areas, decks and other parking facilities, landscaping and other common facilities.

         R.      "Broker".  The Staubach Company

         S. "Operating Expense Stop" shall mean $1.75 per square foot multiplied by the Rentable Area in the Premises.

         Each of the foregoing definitions and basic provisions shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing definitions and basic provisions shall be construed to incorporate each term set forth above under such definition or provision.

         2. GRANTING CLAUSE. In consideration of the obligations of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Premises as described above, to have and to hold such premises for the Term of the Lease, all upon the terms and conditions set forth in this Lease.

         3. BASE RENTAL. As rental for the lease and use of the Premises, Tenant will pay Landlord or Landlord's assigns, without demand and without deduction, abatement or setoff (except as otherwise expressly provided for herein in Paragraph 17 hereof and Paragraph 19 hereof), the Base Rental in the manner specified in Paragraph l.M hereof, in lawful money of the United States. If the Term of this Lease does not commence on the first day of a calendar month, Tenant shall pay to Landlord in advance a pro rata part of such sum as rental for such first partial month. Tenant shall not pay any installment of rental more than one (1) month in advance. All past due installments of rental or other payment specified in this Lease shall bear interest at the highest lawful rate per annum from the date due until paid. In addition, Tenant shall pay Landlord upon demand a late charge in an amount of $250.00 if not paid within five (5) days of the date when due and payable.

         If Tenant fails to timely pay three (3) consecutive installments of Base Rental, or other payment specified herein, or any combination thereof, within ten (10) days of the due date specified herein, Landlord may require Tenant to pay (in addition to any interest) Base Rental and other payments specified herein (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's personal or corporate check shall no longer constitute payment thereof. Any acceptance of Tenant's personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier's check or money
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order. Any amount so estimated by Landlord and paid by Tenant shall be adjusted promptly after actual figures become available and paid or credited to Landlord or Tenant, as the case may be.

         4.      ADDITIONAL RENTAL AND OPERATING EXPENSES.

                 4.1 The term "Operating Expenses" shall mean all reasonable and necessary expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Project, determined on an accrual basis or cash method (at Landlord's option), including, without limitation the following:

                          (a)     Salaries and wages of all employees engaged
in the operation, maintenance and security of the Project, including taxes, insurance and benefits (including pension, retirement and fringe benefits) relating thereto;

                          (b)     Cost of supplies and materials used in the
operation, maintenance and security of the Project;

                          (c)     Cost of all utility service (including water,
power and sewage service) supplied to the Project, with the sole exception of utility services supplied to tenants of the Project at their respective premises and directly paid for by such tenants;

                          (d)     Cost of all maintenance, repair and
replacement of, and any service agreements for the Project and the equipment therein, including, without limitation, any of the following (if provided): parking facilities, landscaping, fire protection, sprinklers, trash removal, window cleaning, and elevator maintenance;

                          (e)     Cost of all insurance relating to the
Project, including the cost of casualty, rental and liability insurance applicable to the Project and Landlord's personal property used in connection therewith;

                          (f)     All taxes, assessments and governmental
charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether they be levied by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined (collectively, the "Taxes"); provided, however, that Operating Expenses shall not include taxes paid by tenants of the Project as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes;

                          (g)     Cost of repairs and general maintenance and
reasonable depreciation charges applicable to all equipment used in repairing and maintaining the Project, but specifically excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties;

                          (h)     Cost of improvement items, including
installation thereof, which are acquired primarily for the purpose of reducing Operating Expenses and/or complying with laws, ordinances or regulations of governmental authorities or agencies having jurisdiction over the Project;

                          (i)     Cost of repair and maintenance of the
landscape and parking areas and periodic painting of the building exterior; and

                          (j)     Reasonable management fees paid by Landlord
to third parties or to management companies owned by, or management divisions of, Landlord.

                 To the extent that any Operating Expenses are attributable to the Project and other projects of Landlord, a fair and reasonable allocation of such Operating Expenses shall be made between the Project and such other projects

                 Notwithstanding anything seemingly to the contrary contained herein, Operating Expenses shall not include the following:

                                  (i)      Depreciation;

                                  (ii)     Interest and principal payments on
                                           mortgage and other non-operating
                                           debts of Landlord;

                                  (iii) Allowances or other costs (including the cost of plans, permits and licenses) incurred with respect to the installation of tenant improvements made for other tenants in the Project or in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

                                  (iv) Real estate commissions, legal fees, tenant incentives, marketing and advertising expenses and other costs incurred by Landlord in leasing or attempting to lease the Project; and

                                  (v)      Executive salaries or the salaries
                                           of non-management employees, except
                                           as specifically provided in 4.1(a)
                                           for such non-management employees.

                 4.2 For purposes hereof, "Tenant's Share of Operating Expenses" shall mean Tenant's Proportionate Share of Operating Expenses minus the Operating Expense Stop. Landlord shall have the right to estimate the amount of Tenant's Share of Operating Expenses which will be incurred with respect to each calendar year during the Term of this Lease, Tenant shall pay to Landlord monthly on the first day of each calendar month during such calendar year in question, as additional rental, an amount equal to one-twelfth (1/12th) of the estimated amount of Tenant's Share of Operating Expenses. Until such time as an estimate of Operating Expenses with respect to any particular calendar year is delivered to Tenant, Tenant shall pay to Landlord, on the first day of January and the first day of each calendar month thereafter during such calendar year in question the amount of such additional rental which shall have been payable by Tenant under this paragraph with respect to the month of December immediately preceding such calendar year. Thereafter, at such time as the estimate of Operating Expenses with respect to such calendar year is delivered to Tenant, Tenant shall pay to Landlord within ten (10) days following receipt of such estimate the amount by which (i) the product of one-twelfth (1/12th) of the amount of such estimate multiplied by the number of calendar months in such calendar year which shall have wholly or partially expired exceeds (ii) the amount of such additional rental which shall have been theretofore paid under this paragraph with respect to such calendar months. Landlord agrees to provide to Tenant a statement of the Operating Expenses incurred with respect to each calendar year on or about ninety (90) days (or as soon thereafter as reasonably possible) following the end of such respective calendar year. If Tenant's Share of Operating Expenses actually incurred with respect to any calendar year exceeds the estimate of Tenant's Share of Operating Expenses theretofore paid by Tenant for such calendar year, then Tenant shall pay to Landlord the amount of such excess within ten (10) days following receipt of notice from Landlord setting forth Tenant's Share of Operating Expenses for the calendar year in question. If Tenant's Share of Operating Expenses with respect to any calendar year is less than the estimate of Tenant's Share of Operating Expenses theretofore paid by Tenant for such calendar year, then Landlord shall credit the difference to Tenant against the next due installments of the estimated amount of Tenant's Share of Operating Expenses. In no event shall Tenant ever be entitled to a credit with respect to any calendar year in excess of the additional rental payments made under this paragraph with respect to such calendar year. If the Commencement Date of this Lease is not the first day of a calendar year or the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant's Share of Operating Expenses with respect to such calendar year shall be prorated.
The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

                 4.3 Notwithstanding any other provision herein to the contrary, it is agreed that if the Project is not fully occupied during any calendar year, then an adjustment shall be made in computing the Operating Expenses for such calendar year so that the Operating Expenses are computed as though the Project had been fully occupied during such calendar year.

                 4.4 Landlord agrees to keep books and records reflecting the Operating Expenses. Tenant, at its expense, shall have the right, within six (6) months after receiving Landlord's statement of Operating Expenses for a particular calendar year, to audit Landlord's books and records respectively relating to Operating Expenses for such calendar year; or, at Landlord's sole option, Landlord may provide such audit prepared by a certified public accountant selected by Landlord. If within such six (6) month period Tenant does not give Landlord
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written notice stating in reasonable detail any objection to the statement of
Operating Expenses, Tenant shall be deemed to have approved such statement in all respects.

                 4.5 Should Tenant desire any additional services beyond those which Landlord is expressly obligated to provide pursuant to this Lease or should Tenant desire rendition of any of such services outside the normal times of Landlord for providing such service, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord such charges as may be agreed on between Landlord and Tenant, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided.

         5.      TAXES.

                 5.1 Tenant shall be liable for the timely payment of all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

                 5.2 If at any time during the Term of this Lease, a tax or excise on rental, a sales tax or other tax however described (except any inheritance, estate, gift, income or excess profit tax imposed upon Landlord) is levied or assessed against Landlord by any taxing authority having jurisdiction on account of Landlord's interest in this Lease, or the rentals or other charges payable hereunder, as a substitute in whole or in part for, or in addition to, the taxes described elsewhere in this paragraph, Tenant shall pay to Landlord as additional rental upon demand the amount of such tax or excise. In the event that any such tax or excise is levied or assessed directly against Tenant, Tenant shall pay the same at such times and in such manner as such taxing authority shall require.

         6. PREPAID RENTAL AND SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the sum stated in Paragraph l.N hereof to be applied to the first accruing monthly installments of rental.

         7. ACCEPTANCE OF PREMISES. Taking possession of the Premises by Tenant shall be conclusive evidence that Tenant: (a) accepts the Premises as suitable for the purposes for which they are leased; (b) accepts the Building and every part and appurtenance thereof as being in a good and satisfactory condition; and (c) waives any defects (other than latent defects in equipment servicing or directly affecting the occupancy of the Premises, except such equipment which is installed by Tenant or by others at Tenant's direction or request) in the Premises or the Building, except for the completion of those items, if any, on Landlord's punch list. By taking possession of the Premises, Tenant, to the full extent permitted by law, waives any and all warranties, express or implied, currently existing or hereinafter created, relating to the condition of the Premises, including, without limitation, any warranty of suitability or fitness for a particular purpose. Landlord shall not be liable, except for gross negligence or willful misconduct, to Tenant or any of its agents, employees, licensees, servants, or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Project or its mechanical system and equipment which may exist or occur, and Tenant, for itself and its agents, employees, licensees, servants, and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Project.

         8. USE OF PREMISES. The Premises shall be used and occupied only for the Permitted Use stated in Paragraph l.P hereof and not otherwise. Notwithstanding the foregoing, without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, or highly inflammable or hazardous. Tenant will conduct its business and control its agents in such a manner that such use of the Premises will not create any nuisance or interfere with, annoy or disturb other tenants of the Project, if any there are. Tenant shall, at its own expense, obtain any and all governmental licenses and permits necessary for its use.

         9.      REPAIR AND MAINTENANCE.

                 9.1 Landlord shall, at it sole cost and expense, maintain and make necessary repairs of damage to the roof, foundation, and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass, and all doors). Subject to the provisions of Paragraph 4 of the Lease, Landlord shall further maintain the Common Areas. Tenant shall give immediate written notice to Landlord of the need for maintenance, repairs or corrections. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises except as expressly set forth in this section. In addition to the provisions of Paragraph 4 above, it is expressly understood that Tenant shall pay for any damage to the roof, foundation or to the structural soundness of exterior walls, which is caused by the act of Tenant, or of Tenant's employees, agents or invitees, or which is caused by Tenant's default hereunder.

                 9.2 Tenant shall, at its own risk and expense, maintain all other parts of the Premises in good repair and condition (including all necessary replacements), including, but not limited to, all fixtures installed by Tenant, walls, carpeting and other floor covering, plumbing, windows, window glass, plate glass, doors, heating, ventilation and air conditioning systems (the "HVAC Systems"), fire protection sprinkler system, downspouts, dock bumpers and other electrical, mechanical, and electromotive installation, equipment, and fixtures and also including trash removal, all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under, and above the Premises. Tenant shall take good care of all leasehold improvements and its fixtures, and suffer no waste. Tenant shall be responsible for all pest control and extermination. Should Tenant neglect to keep and maintain the Premises, then Landlord shall have the right, but not the obligation, to have the work done and any reasonable costs therefor shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due and shall bear interest thereon at the maximum rate allowable from the date of demand until paid. At the termination of this Lease, Tenant shall deliver the Premises "broom clean" in the same good order and condition as existed at the Commencement Date ordinary wear and tear excepted.

                 Throughout the Term of the Lease, Tenant shall contract with a qualified and properly insured contractor to service and maintain the HVAC Systems on a regularly scheduled basis, but not less than once every three (3) months. Such service shall include, but not be limited to, cleaning of the coil and condenser units on each unit; checking the electrical connections, the oil and refrigerant for leaks, the safety device, the blower belt for wear, tension and alignment, the expansion valve, coil temperature, and condensate drain; and maintaining the lubrication and addition of Freon. Tenant shall secure, at its sole cost and expense, and shall provide Landlord with a copy of the service contract, providing for the maintenance as described in above, within sixty
(60) days following the Commencement Date of this Lease, and thereafter, Tenant shall renew such service contract to Landlord prior to expiration of the then existing service contract. Landlord acknowledges that Tenant may use its maintenance staff to perform the services required herein, provided that a verifiable record of such service is kept by Tenant.

                 9.3 Tenant agrees it shall not locate or install or cause to be located or installed in the Common Area any bike racks, newspaper holder stands, vending machines of any kind, mailboxes, telephone booths, mobile homes, fences, or any other device of a similar nature which would impede or obstruct the Common Area. Tenant further agrees to keep said sidewalk and service area swept and free from trash, rubbish, garbage and other refuse, and additionally to maintain in a neat and clean condition that area to the rear of the Premises designated as the garbage or refuse collection area for the use of Tenant.
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         10.     ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

                 10.1 Tenant shall not create any openings in the roof or exterior walls, or make any alterations, additions, or improvements to the Premises or install any structures or equipment on the roof of the Building or any portion of the Common Area without the prior written consent of Landlord. Tenant expressly agrees to indemnify Landlord for any and all damages resulting from or caused by Tenant penetrating the roof or exterior walls of the Premises. Tenant shall have the right to erect or install shelves, bins and machinery, provided that Tenant complies with all applicable governmental laws, ordinances, and regulations. Tenant shall have the right to remove at the termination of this Lease, such items so installed by Tenant, provided Tenant is not then in default; however, Tenant shall, prior to the termination of this Lease, repair any damage caused by such removal and, if requested by Landlord, offer Landlord (prior to such removal) sufficient security to insure Landlord that the proper repairs will be made.

                 All alterations, additions or improvements made by Tenant (including, without limitation, HVAC Systems, offices and improvements in and pertaining to such offices, partitions, floor coverings, etc.), together with such other property as Tenant leaves in or on the Premises at the termination of this Lease, shall become the property of Landlord at the termination of this Lease; however, Tenant shall required to remove any or all alterations, additions, and improvements consented to by Landlord provided Landlord notifies Tenant in writing that such improvements will require future removal at the time of Landlord's reasonable approval of such alterations and improvements, and any other property placed in the Premises by Tenant, and Tenant shall repair any damage caused by such removal. Furthermore, no improvements contemplated by EXHIBIT "D" will reasonably require removal. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

                 10.3 Landlord retains the exclusive right to make additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible.

         11. SIGNS. Tenant shall not, without Landlord's prior written consent (a) install, alter or replace any exterior lighting, decorations, paintings, awnings, canopies or the like, or (b) erect, install, alter or replace any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, lettering, placards, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord for the Project from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. Tenant shall be solely responsible for all costs associated with the installation and maintenance of such signs. All signs are subject to applicable laws and deed restrictions and shall conform to any national, local or municipal ordinance or regulation. All signs shall be kept in good condition and in proper operating order at all times. At Landlord's option and request, Tenant shall remove all signs at the termination of this Lease, and shall repair any damage and close any holes caused by such removal, with such repairs to be made in good workmanlike manner. Tenant shall not erect any signs on the roof or paint or otherwise deface the exterior walls of the Building. Notwithstanding anything contained herein to the contrary, Tenant may install, at it sole cost and expense, such building mounted signage and monument signage to be in reasonable accordance with the specifications as described in the attached EXHIBIT "E", as may be modified upon the reasonable consent of Landlord, and provided such signage shall conform to any national, local or municipal ordinance or regulation.

         12.     INSURANCE.

                 12.1 Tenant shall not permit the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous (on account of fire or otherwise) or in any way increase the cost of or render void any insurance coverage in place with respect to the Building or any contents in the Building belonging to other tenants in the Building. Tenant warrants to Landlord that the Permitted Use as defined in Paragraph 1.P herein accurately reflects Tenant's original intended use of the Premises, and that the minimum insurance coverage shall be obtained by Tenant and in force as of the Commencement Date. If, at any time during the Term of this Lease, the State Board of Insurance or other insurance authority, or any insurer disallows any of Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's insurance premiums because of Tenant's original or subsequent placement or use of storage racks or bins, method of storage or nature of Tenant's inventory or any other act of Tenant, Tenant agrees to pay as additional rental the increase in Landlord's insurance premiums. If an increase in the fire and extended coverage premium paid by Landlord for the Building is caused by Tenant's use or occupancy of the Premises, or if Tenant wrongfully vacates the Premises and causes an increase, then Tenant shall pay as additional rental the amount of such increase to Landlord.

                 12.2 Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord's mortgagees shall require. Payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their respective interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance, issued by and binding upon a company approved by Landlord, on all of its personal property, including removable trade fixtures, located within the Premises. Tenant shall provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Subsection 12.2 and Subsection 12.3, and Tenant shall obtain the agreement of Tenant's insurers to notify Landlord of any change in coverage or that a policy is due to expire at least thirty (30) days prior to such expiration.

                 12.3 Tenant shall maintain, at its expense, a policy or policies of commercial general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company approved by Landlord, and providing minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Tenant's liability insurance shall name Landlord as an additional insured. Landlord shall not be required to maintain insurance against thefts within the Premises, Building or Project.

                 12.4 Except as otherwise provided herein, any insurance which may be carried by Landlord or Tenant against any loss or damage to the Building and other improvements situated on the Project or in the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

         13. WAIVER OF SUBROGATION. Notwithstanding any provision in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is or would be insured against under the terms of the property insurance policies carried or required to be carried under the terms of this Lease by the respective parties hereto, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and Landlord and Tenant each covenants that no insurer shall hold any right of subrogation against such other party (and all such insurance policies shall be amended or endorsed to reflect such waiver of subrogation). This waiver of subrogation provision shall be effective to the full extent, but only to the extent, that it does not impair the effectiveness of insurance policies of Landlord and Tenant.

         14.     LANDLORD'S RIGHT OF ENTRY.

                 14.1 Landlord and its authorized agents shall have the right to enter the Premises during normal working hours for the following purposes: (a) inspecting the general condition and state of repair of the Premises, (b) making of repairs required or authorized herein, (c) showing the Premises to any current or prospective purchaser, tenant, mortgagee or any other party, (d) or for any other reasonable purpose. During the final 180-day period of the Term of this Lease, Landlord and its authorized agents shall have the right to erect on or about the Premises a customary sign advertising the property for lease or for sale. Furthermore, in the event of any emergency (defined to be any situation in which Landlord reasonably perceives imminent danger or injury to person and/or damage or loss of property), Landlord and its authorized agents shall have the right to enter the Premises at any time without notice.

                 14.2 In any circumstance where Landlord is permitted to enter upon the Premises, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go upon the Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of Tenant's obligations hereunder or grant Tenant any right of setoff or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction; all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Premises that may be required or utilized in connection with such entry by Landlord.

         15.     UTILITY SERVICES.

                 15.1 Landlord shall provide, at the beginning of this Lease, the normal and customary utility connections into the Premises. Tenant shall pay the cost of all initial utility connection charges and all utility usage charges for utilities that are separately metered with respect to the Premises, including, but not limited to, all charges for telephone, gas, water and electricity used on the Premises. Tenant shall also pay for replacement of all electric light lamps, bulbs or tubes. Landlord shall have the right at any time and from time to time during the Term of this Lease to install equipment within the Premises for the purpose of measuring Tenant's electrical usage therein.

                 15.2 No interruption or malfunction of any of such services shall constitute an eviction or disturbance of Tenant's use and possession of the Premises or the Building or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rental) or grant Tenant any right of setoff or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence during normal business hours to restore such service or cause same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption was not caused in whole or in part by Tenant's fault. Tenant expressly agrees to notify any utility service requesting or requiring such notice of Tenant's intention to vacate the Premises. This notice requirement shall be in addition to any other notice requirement specified herein.

         16. ASSIGNMENT AND SUBLEASING. Tenant may not, without the prior written consent of the Landlord which shall not be unreasonably withheld, assign this Lease (or permit any assignment of this Lease by operation of law) or sublet the Premises or any portion thereof or mortgage, pledge or hypothecate its leasehold interest or grant any license within the Premises, and any attempt to do any of the foregoing without the prior written consent of Landlord shall be void and no effect. In any case where Landlord consents to an assignment, sublease, mortgage, pledge or hypothecation of the leasehold, the undersigned Tenant will nevertheless remain directly and primarily liable for the performance of all covenants, duties and obligations of Tenant and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant and/or any assignee, subtenant or other transferee without demand upon or proceeding in any way against any other person. The acceptance of an assignment or subletting of the Premises by any assignee or subtenant shall be construed as a promise on the part of such assignee or subtenant to be bound by and perform all of the terms, conditions and covenants by which Tenant herein is bound. Landlord shall have the option, upon receipt from Tenant of written request for Landlord's consent to subletting or assignment, to cancel this Lease as to the portion of the Premises in question as of the date the requested subletting or assignment is to be effective. The option shall be exercised, if at all, within fifteen (15) days following Landlord's receipt of written notice by delivery to Tenant of written notice of Landlord's intention to exercise the option. No such assignment or subletting shall be construed to constitute a novation or to waive the requirement for obtaining consent to any subsequent assignment or subletting. In the event of default by Tenant after this Lease has been assigned or while the Premises are sublet, Landlord, in addition to any other remedies provided herein (or provided by law), may at Landlord's option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or subletting, and Landlord may apply such rent against any sums due to Landlord by Tenant hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant from Tenant's primary responsibility under the Lease (as aforesaid) and from the further performance of Tenant's obligations hereunder. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided, and subsequently any rental or other sums received by Tenant under any such sublease are in excess of the rent and other sums payable by Tenant under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its sole option, either (1) declare such excess rental under any sublease or such additional consideration for an assignment to be due and payable by Tenant to Landlord as additional rent hereunder.

         Landlord shall have the right to transfer, assign, mortgage, convey and sublease all or any part of the Premises and this Lease, and nothing contained in this Lease shall be construed as a restriction upon Landlord's right to do any of the foregoing. If Landlord transfers this Lease, either specifically or by virtue of a transfer of all or any part of the Premises, then Landlord shall thereby be released from all obligations arising hereunder after such transfer, and Tenant agrees to look solely to such assignee for performance of such obligations.

         17.     FIRE AND CASUALTY DAMAGE.

                 17.1 Tenant shall immediately give written notice to Landlord (the "Casualty Notice") if the Building or the Premises are damaged or destroyed. Within twenty (20) days after Landlord's receipt of the Casualty Notice, Landlord shall provide written notice to Tenant (the "Landlord's Notice") as to whether, in the Landlord's estimation, rebuilding or repairs to the Premises or any portion of the Building which has been totally damaged or destroyed by an insured peril cannot be completed within one hundred eighty
(180) days of the date that the Landlord received the Casualty Notice.

                 17.2 If the Premises or any portion of the Building shall be totally damaged or destroyed by an insured peril and in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty
(180) days after Landlord's receipt of the Casualty Notice, then either Landlord or Tenant (provided Tenant or its employees, agents or invitees did not cause such damage) may terminate this Lease by delivering to the other written notice thereof within ten (10) days after Tenant's receipt of Landlord's Notice, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date Landlord received the Casualty Notice. Time is of the essence with respect to the delivery of such notices.

                 17.3 If this Lease is not terminated as provided under Paragraph 17.2, then Landlord shall repair and reconstruct the Premises and/or the Building to substantially the same condition in which they existed immediately prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements or personal property which may have been installed by Tenant or is required to be covered by Tenant's insurance pursuant to Paragraph 12 of this Lease.

                 17.4 If the Premises are untenantable, in whole or in part, during the period beginning on the date of Landlord's receipt of the Casualty Notice and ending on the date of substantial completion of Landlord's repair or restoration work (the "Repair Period"), then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period and this Lease shall continue in full force and effect. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance under its control, and it is understood that Landlord shall in no event be obligated to carry insurance on Tenant's contents.

         18. HOLD HARMLESS. Landlord shall not be liable to Tenant or Tenant's employees, agents or invitees or to any other person whomsoever, for any injury to person or damage to property on or about the Building and/or Premises caused by the negligence or misconduct of Tenant, its employees, invitees, licensees or agents and Tenant agrees to defend and indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of any such damage or injury, including but not limited to, court costs and reasonable attorneys' fees. Landlord shall not be liable or responsible for any injury or damage which may be caused by the Building or the Premises becoming out of repair unless caused by Landlord's gross negligence or willful misconduct. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

         19.     CONDEMNATION.

                 19.1 If, during the Term of this Lease or any extension or renewal thereof, all or substantially all of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation (the "Taking"), this Lease shall terminate and the rent shall be abated during the unexpired term of this Lease, effective as of the date of such Taking.

                 19.2 If less than substantially all of the Premises shall be subject to the Taking, this Lease shall not terminate but Landlord may, at Landlord's sole option and at its sole cost and expense, repair or modify the Building and the Premises and the rent payable hereunder during the unexpired portion of the Term shall be adjusted to such extent as may be fair and reasonable under the circumstances. In the event that Landlord chooses not to make such repairs or modifications, this Lease shall terminate, the rent shall be abated for the unexpired term of this Lease and all rights and obligations relating to the unexpired term of this Lease shall cease. Tenant shall have no claim to any portion of the condemnation award.

         20. HOLDING OVER. If Tenant should remain in possession of the Premises after the expiration of the Term of this Lease, without the execution by Landlord and Tenant of a new lease or an extension of this Lease, then Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of one hundred twenty five percent (125%) of the per day rental provided for the last month of the Term of this Lease, computed on the basis of a thirty
(30) day month. The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over. If any property not belonging to Landlord remains at the Premises after the expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant. Tenant agrees to indemnify and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with or incident to any removal, exercise or dominion over and/or disposition of such property by Landlord.

         21.     DEFAULTS.

                 21.1 Each of the following acts or omissions of Tenant or occurrences shall constitute an "Event of Default":

                          (a)     Failure or refusal by Tenant to timely pay
rental or other payments hereunder and such failure shall continue for a period of ten (10) days following written notice to Tenant of such failure.

                          (b)     Failure to perform or observe any covenant or
condition of this Lease by Tenant to be performed or observed, other than the payment of rental or other payments hereunder, and Tenant shall not cure such failure within thirty (30) days following written notice to Tenant of such failure provided, however, that if the default cannot reasonably be cured within such thirty (30) day period, Tenant shall not be in default hereunder if Tenant has begun and pursued with reasonable diligence to cure such default within such thirty (30) day period.

                          (c)     {INTENTIONALLY OMITTED}

                          (d)     The filing or execution or occurrence of any
one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors or composition, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant.

                 21.2 This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord's option, in addition to all other rights and remedies given hereunder or by law or equity, do any one (1) or more of the following:

                          (a)     Terminate this Lease, in which event Tenant
shall immediately surrender possession of the Premises to Landlord.

                          (b)     Enter upon and take possession of the
Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease.

                          (c)     Alter locks and other security devices at the
Premises.

         21.3 Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Building. All claims for damages by reason of such reentry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

         21.4 In the event that Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), less the then present value of the fair rental value of the Premises for such period, the undersigned parties hereby stipulating that such fair rental value shall in no event be deemed to exceed sixty percent (60%) of the then present value of the rental reserved for such period.

                 In the event that Landlord elects to terminate the Lease by reason of an Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Paragraph 21.4, Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate the Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 21.6 hereof). Actions to collect amounts due by Tenant provided for in this paragraph of this Paragraph 21.4 may be brought from time to time by Landlord during the aforesaid period, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

                 21.5 In the event that Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 21.6 hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Paragraph 21.5 may be brought from time to time, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of the Term of this Lease.

                 21.6 In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord in addition to any sum provided to be paid above: (i) broker's fees incurred by Landlord in connection with reletting the whole or in part of the Premises, (ii) the cost of removing and storing Tenant's or other occupant's property, (iii) the cost of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and (iv) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees. Past due rental and other past due payments shall bear interest from maturity at the highest lawful rate per annum until paid.

                 21.7 In the event of termination or repossession of the Premises for an Event of Default, Landlord shall not have any obligation to relet or attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; but Landlord shall have the option to relet or attempt to relet; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

                 21.8 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

                 21.9 In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord's possession of the Building and not thereafter. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

                 21.10 The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and in the Land, and neither Landlord, nor any party comprising Landlord, shall be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

                 21.11 No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any subsequent default or breach of the same or of any other term condition, or covenant contained herein. No receipt of money by Landlord from Tenant after the expiration of the Term of this Lease, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

                 21.12 The term "Landlord" shall mean only the owner, for the time being, of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner's ownership.

         22. LANDLORD'S LIEN. In addition to the statutory landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rental as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an Event of Default as set forth in Paragraph 21 hereof by Tenant, Landlord may, to the extent permitted by law and in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Premises, without liability for trespass or conversion, and sell the same as public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or Landlord's assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least ten
(10) days before the time of sale. Any sale made pursuant to the provisions of this Paragraph 22 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the Building is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees) shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph 22. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith.
Upon request of Landlord, Tenant agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest, or Landlord may file this Lease or a copy of this Lease as a financing statement.

         23. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter placed upon the Premises or upon the Building or any part thereof, and to any renewals, modifications, extensions and refinancing thereof, which might now or hereafter constitute a lien upon the Building or any part thereof, and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Premises; but Tenant agrees that any such ground lessor, mortgagee and/or beneficiary of any deed of trust or other lien ("Landlord's Mortgagee") and/or Landlord shall have the right at any time to subordinate such ground lease, mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such Landlord's Mortgagee may deem appropriate in its discretion. Upon demand, Tenant agrees to execute such further instruments subordinating this Lease, as Landlord may request, and such nondisturbance and attornment agreements, as any such Landlord's Mortgagee shall request, in form reasonably satisfactory to Landlord's Mortgagee. Upon foreclosure of the Building or upon acceptance of a deed in lieu of such foreclosure, Tenant hereby agrees to attorn to the new owner of such property after such foreclosure or acceptance of a deed in lieu of foreclosure, if so requested by such new owner of the Building.

         24.    COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

                24.1 Tenant, at Tenant's own expense, (a) shall comply with all federal, state, municipal, fire underwriting and other laws, ordinances, orders, rules and regulations applicable to the Premises and the business conducted therein by Tenant, (b) shall not engage in any activity which would cause Landlord's fire and extended coverage insurance to be cancelled or the rate therefor to be increased (or, at Landlord's option, Tenant shall pay any such increase to Landlord immediately upon demand as additional rental in the event of such rate increase by reason of such activity), (c) shall not commit, and shall cause Tenant's agents, employees and invitees not to commit, any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the reasonable judgment of Landlord, damage Landlord's goodwill or reputation, or tend to injure or depreciate the Building, (d) shall not commit or permit waste in the Premises or the Building, (e) shall not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior written approval, and (f) shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use specified in Paragraph l.P. hereof. If a controversy arises concerning Tenant's compliance with any federal, state, municipal or other laws, ordinances, orders, rules or regulations applicable to the Premises and the business conducted therein by Tenant, Landlord may retain consultants of recognized standing to investigate Tenant's compliance. If it is determined that Tenant has not complied as required, Tenant shall reimburse Landlord on demand for all reasonable and necessary expenses and fees incurred by Landlord in conducting such investigation.

                24.2 Tenant, and Tenant's agents, employees and invitees shall comply fully with all requirements of the rules and regulations of the
Building which are attached hereto as    EXHIBIT "C" and made a part hereof.
Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed advisable for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein, all of which rules and regulations, changes and amendments shall be forwarded to Tenant and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, agents and invitees of Tenant. Landlord hereby reserves the right to designate, or otherwise control the allocation of, parking spaces for the Premises. All changes and amendments in the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. No outside storage or accumulation of supplies, inventory, building materials or debris shall be permitted without prior written consent from the Landlord. Tenant expressly agrees to comply with and conform to all restrictive covenants of record or subsequently filed of record affecting the Premises.

         25. NOTICES. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand (including commercially recognized messenger and express mail service) or sent by United States Mail, registered or certified, return receipt requested, postage prepaid, addressed to the parties herein at their respective addresses set out below, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein.

                LANDLORD:       Cardinal Collins Tech Center, Inc.
                                c/o Kennedy Associates Real Estate Counsel, Inc.
                                1215 4th Avenue, 2400 Financial Center
                                Seattle, Washington 98161
                                ATTN:  Vice President of Asset Management

                WITH COPIES TO: Haynes & Boone, LLP
                                901 Main Street, Suite 3100
                                Dallas, Texas 75202
                                ATTN:  Mr. Richard K. Martin

                TENANT:         HighwayMaster Corporation, Inc.
                                1155 E. Kas, Suite 100
                                Richardson, Texas 75081
                                ATTN:  General Counsel

         Notice shall be deemed given when delivered (if delivered by hand) or, whether actually received or not, when postmarked (if sent by mail). If the term "Tenant" as used in this Lease refers to more than one (1) person and/or entity, any notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant.

         26. FINANCIAL STATEMENTS. Tenant shall, upon request by Landlord (but not more often than once per annum), provide current certified financial statements to Landlord during the Term of this Lease. Such financial statements shall be compiled using generally accepted accounting principles.

         27. SPRINKLERS. If there now is or shall be installed in the Building a sprinkler system, and such system or any of its components shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at Tenant's own expense; and if the Board of Fire Underwriters or any bureau, department or official of the state or local government require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures or other contents of the Premises, or for any other reason as might be determined by such parties, or if any such changes, modifications alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by the Board of Fire Underwriters, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

         28.    RELOCATION OF PREMISES.  [INTENTIONALLY OMITTED]

         29. COMMON AREA. The Common Area, as defined in Paragraph l.Q hereof, shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord in Landlord's discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Areas and to place, construct or erect other improvements on any part of the Land without the consent of Tenant. Tenant, and Tenant's employees and invitees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable and non-discriminatory rules and regulations governing use as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

         30. BROKERAGE. Tenant represents and warrants that it has dealt with no other broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Broker specified in Paragraph 1.R hereof, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.
The provisions of this Paragraph 30 shall survive the termination of this Lease.

         31.     HAZARDOUS WASTE.

                 31.1 The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment.

                 31.2 Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, and if so brought thereon, then the same shall be immediately removed with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.

                 31.3 If Tenant so contaminates the Premises, then Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Tenant's failure to comply with this Paragraph 31 and/or the presence of Hazardous Substances in or on the Premises. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

                 31.4 Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises for the purpose of determining whether there exists on the Premises any Hazardous Substances or ensuring compliance with all Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Substances, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

         32. THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises, the Building or the Common Area.

         33. ESTOPPEL CERTIFICATE. Tenant agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord a statement in recordable form certifying (i) that the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as so modified), (ii) the dates to which rental and other charges payable under this Lease have been paid, and (iii) that Landlord is not in default hereunder (or, if Landlord is in default, specifying the nature of such default). Tenant further agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord an instrument in recordable form acknowledging Tenant's receipt of any notice of assignment of this Lease by Landlord.

         34.     BANKRUPTCY AND INSOLVENCY.

                 34.1 In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or, otherwise, such election and assignment may be made only if the provisions of paragraph 34.2 and 34.4 are satisfied as if the election to assume were made in a case filed under Chapter 11 of the Bankruptcy Code. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within ninety (90) days after the filing of such petition or such additional time as provided by the court within such 90-day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease upon the election of Landlord shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

                 34.2 In the event that Tenant shall become a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease in whole within one hundred twenty (120) days from the date of the filing of the petition under Chapter 11 or the transfer thereto or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. In the event that Tenant, Tenant's trustee or the debtor-in-possession has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions have been satisfied:

                          (a)     Tenant's trustee or the debtor-in-possession
has cured all defaults under this lease, or has provided Landlord with Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

                          (b)     Tenant's trustee or the debtor-in-possession
has compensated Landlord, or has provided Landlord with Assurance that within ten (10) days from the date of such assumption, it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in- possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in- possession.

                          (c)     Tenant's trustee or the debtor-in-possession
has provided Landlord with Assurance of the future performance of each of the obligations of Tenant, Tenant's trustee or the debtor-in-possession under this Lease, and, Tenant's trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to three (3) installments of Base Rental (at the rate then payable) which shall be applied to installments of Base Rental in the inverse order in which such installments shall become due, provided all the terms and provisions of this Lease shall have been complied with, and (ii) pay in advance to Landlord on the date each installment of Base Rental is payable a pro rata share of Tenant's annual obligations for additional rent and other sums pursuant to this Lease, such that Landlord shall hold funds sufficient to satisfy all such obligations as they become due. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this paragraph shall continue with respect to Tenant or any assignee of this Lease after completion of bankruptcy proceedings.

                          (d)     The assumption of this Lease will not breach
or cause a default under any provision of any other lease, mortgage, financing arrangement or other agreement by which Landlord is bound.

                 For purposes of this Paragraph 34, Landlord and Tenant acknowledge that "Assurance" shall mean no less than: Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and (x) there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating, sufficient cash payable to Landlord, and/or (y) Tenant's trustee or the debtor-in-possession shall have granted a valid and perfected first lien and security interest in, and/or mortgage on, the property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, within the time periods set forth above.

                 34.3 In the event that this Lease is assumed in accordance with paragraph 34.2 and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of election to so terminate within thirty (30) days after the occurrence of any such event.

                 34.4 If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of paragraphs 34.1 or
34.2 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee (the "Assignee") has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein "adequate assurance of future performance" shall mean no less than that each of the following conditions has been satisfied:

                          (a)     The Assignee has furnished Landlord with
either (i)(A) a copy of a credit rating of Assignee which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease, and (B) a current financial statement of Assignee audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease, or (ii) a guarantee or guarantees, in form and substance satisfactory to Landlord, from one or more persons with a credit rating and net worth which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease.

                          (b)     Landlord has obtained all consents or waivers
from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

                          (c)     The proposed assignment will not release or
impair any guaranty of the obligations of Tenant (including the Assignee) under this Lease.

                 34.5 When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonably use and occupancy charges for the use of the Premises, such charges shall not be less than the Base Rental, additional rent and other sums payable by Tenant under this Lease.

                 34.6 Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any Trustee, receiver, assignee for the benefit creditors, or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                 34.7 Tenant expressly waives any right it might have to offset rentals or to terminate this Lease upon the bankruptcy of Landlord.

         35. RENEWAL OPTION. If, at the end of the Term of the Lease, or as renewed as herein provided, Tenant is not then in default of any of the terms, conditions, or covenants of the Lease, Tenant, but not any assignee, transferee or subtenant of Tenant, is hereby granted two (2) options to renew this Lease for an additional term of five (5) years initially (the "First Renewal Term"), succeeded by an additional term of five (5) years (the "Second Renewal Term"), each upon the same terms and conditions contained in this Lease with the following exceptions:

                          (a)     Tenant shall have no right to renew the Term
of this Lease following the expiration of the renewal terms detailed herein;
and

                          (b)     Base Rental for the First Renewal Term and
the Second Renewal Term shall be an amount equal to the then prevailing market base rental rate (giving appropriate consideration to the lease term, credit standing of the tenant, tenant's use of the Premises, building standard workletter and/or tenant improvement allowances, if any, or space in the same improved condition as the Premises, and abatement provision) for comparable space in comparable properties of equivalent quality, size, utility and location as designated by Landlord.

                 Tenant shall exercise its right of renewal as herein provided by delivering to Landlord written notice ("Tenant's Notice") of Tenant's desire to renew no later than nine (9) months prior to the expiration date of the Term of the Lease for the First Renewal Term and no later than nine (9) months prior to the expiration date of the First Renewal Term for the Second Renewal Term. Within fifteen (15) days following delivery of Tenant's Notice, Landlord shall deliver to Tenant a written notice ("Landlord's Notice") specifying the Base Rental rate per square foot per annum for the Renewal Term in question. Tenant shall have forty five (45) days following delivery of Landlord's Notice to notify Landlord in writing of Tenant's exercise of its rights to renew such Lease term hereof. Failure to notify Landlord within any of the time periods provided herein shall automatically extinguish Tenant's rights to renew.

         36. RIGHT OF FIRST REFUSAL. If Tenant be not then in default of any of the terms, conditions or covenants of the Lease, Tenant, but not any assignee, transferee or subtenant of Tenant, shall have a right of first refusal (the "Right of First Refusal") to lease that certain 25.800 square feet of contiguous available space located within the Building (the "Refusal Space") as depicted in the site plan attached hereto as EXHIBIT "A", upon the following terms and conditions:

                          (a)     If Landlord receives a bona fide offer to
lease all or a portion of such Refusal Space and Landlord desires to lease such space on such terms and conditions, Landlord shall give written notice to Tenant of all of the material terms of such proposal. Tenant shall have five (5) business days from Tenant's receipt of such notice from Landlord in which to exercise the Right of First Refusal upon all the same terms and conditions as contained in Landlord's notice.

                          (b)     If Tenant (i) fails to accept such offer
within said period or thereafter (ii) fails to proceed with reasonable diligence to enter into a lease agreement with Landlord, or (iii) becomes in default of this Lease, Landlord may lease such Refusal Space to such third party on terms not more favorable than contained in Landlord's notice.

                          (c)     The occurrence of the event described in
Subparagraph (b) above shall automatically terminate the Tenant's Right of First Refusal as of the date of such occurrence, provided, however, that in the event Landlord fails to enter into such third party lease within one hundred eighty (180) days from the date of Tenant's receipt of Landlord's notice as provided in 36(a) above or should any such third party lease or leases expire prior to the expiration of the term of this Lease and shall not renew their lease or leases, then Tenant's Right of First Refusal shall continue to be available to Tenant on the same conditions as set forth herein.

                          (d)     Tenant's Right of First Refusal shall be at
all times subordinate to any existing right's of first refusal pertaining to such Refusal Space.

         38.     MISCELLANEOUS.

                 38.1 QUIET ENJOYMENT. Tenant, upon payment of the rent and performance of the covenants herein contained, shall quietly have, hold and enjoy the Premises subject to the terms and provisions of this Lease.

                 38.2 LIENS BY TENANT. In no event shall Tenant have the right to create or permit there to be established any lien or encumbrance of any nature against the Premises or the Building for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Any mechanic's lien filed against the Premised or the Building for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant within ten (10) days after the filing of the lien.

                 38.3 ATTORNEYS' FEES. If, on account of any breach or default by Tenant of its obligations to Landlord under the terms, conditions and covenants of this Lease, it shall become necessary for Landlord to employ an attorney to enforce or defend any of its rights or remedies hereunder, then Landlord shall be entitled to reasonable attorneys' fees, court costs and related expenses incurred therein, whether or not legal suit is actually brought.

                 38.4 FORCE MAJEURE. Whenever a period of time is herein described for the taking of action by Landlord or Tenant (except with respect to the payment of rental or other sums due under this Lease), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause not reasonably within the control of such party and which such party, by the exercise of due diligence, is unable, wholly or in part, to prevent or overcome.

                 38.5 INDEPENDENT OBLIGATIONS OF TENANT. The obligation of Tenant to pay all rental and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rental and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly herein set forth.

                 38.6 TIME IS OF ESSENCE. In all instances where Landlord or Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

                 38.7 RECORDATION. This Lease shall not be recorded by either party without the consent of the other.

                 38.8 APPLICABLE LAW AND VENUE. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable in the county in which the Building is located and in the county in which Landlord's principal business office is located. The laws of the State in which the Building is located shall govern the interpretation, validity, performance and enforcement of this Lease.

                 38.9 JOINT AND SEVERAL LIABILITY. If Tenant is composed of more than one (1) person or entity, each person and/or entity comprising Tenant shall be jointly and severally liable for the performance of the obligations of Tenant under this Lease, including specifically, without limitation, the payment of rental and all other sums payable hereunder.

                 38.10 SUBMISSION OF LEASE NOT AN OFFER. Submission of this Lease for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Premises or any other premises in the Building. This Lease shall become effective only upon execution and delivery by both Landlord and Tenant.

                 38.11 AUTHORITY TO DO BUSINESS. Tenant warrants that Tenant is, and shall remain throughout the Term of this Lease, authorized to do business and in good standing in the State in which the Building is located. Tenant agrees, upon request by Landlord, to furnish Landlord satisfactory evidence of Tenant's authority for entering into this Lease.

                 38.12 RELATIONSHIP OR PARTIES. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of the computation of rental, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

                 38.13 USE OF LANGUAGE. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires. The captions or headings of paragraphs in this Lease are inserted for convenience only, and shall not be considered in construing the provisions hereof, if any question of intent should arise.

                 38.14 SUCCESSORS. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment, subletting and other transfer by Tenant. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including, but not limited to, any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's attorney or agent.

                 38.15 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

         39. ENTIRE AGREEMENT. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease with the specific references to written extrinsic documents, is the entire agreement of the parties; that no prior representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the Premises shall be binding on Landlord unless such representations, warranties, understandings, stipulations, agreements or promises are expressly stated in this Lease or the documents incorporated herein. All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing, signed by both Landlord and Tenant.

         EXECUTED as of the day and year first above written.


LANDLORD:        CARDINAL COLLINS TECH CENTER, INC., A TEXAS CORPORATION


BY:                /s/ MICHAEL R. MCCORMICK
                 -----------------------------------

NAME:              MICHAEL R. MCCORMICK
                 -----------------------------------

TITLE:             Vice President
                 -----------------------------------



TENANT:          HIGHWAYMASTER CORPORATION, INC., A DELAWARE CORPORATION


BY:                /s/ J. P. MCCORMICK
                 -----------------------------------

NAME:              J. P. MCCORMICK
                 -----------------------------------

TITLE:              Ex. VP & CFO
                 -----------------------------------

                                  EXHIBIT "A"

  [FLOOR PLAN OF BUILDING 5 AT CARDINAL TECHNOLOGY CENTER, RICHARDSON, TEXAS]
                                [LOCATION MAP]


                                              BUILDING FEATURES:
                                              -----------------

                                          o   24' CLEAR HEIGHT
                                          o   CONVENTIONAL SPRINKLER
                                          o   GRADE-LEVEL, REAR-LOAD
                                          o   CONCRETE PAVING
                                          o   SWB TELEPHONE



                                              BUILDING AREA:
                                              -------------

                                          o   TOTAL AREA - 90,800 SF
                                          o   PARKING PROVIDED - 255 SPACES
                                          o   ADDL PARKING AVAILABLE - 66 SPACES

                                                  FOR INFORMATION CONTACT
                                                    TALYNN OTSUKI, SIOR
                                                     PH (972) 690-9923
                                                     FAX (972) 690-9925

                                            [ONYX REALTY SERVICES, INC. LOGO]

                                  EXHIBIT "B"
                               LEGAL DESCRIPTION




BUILDING 5:

Lot 1. Block C, Collins Business Park, an addition to the City of Richardson, Texas according to the plat recorded in Volume 97028, Page 1850 of the Deed Records of Dallas County, Texas.

                                  EXHIBIT "C"
                         BUILDING RULES AND REGULATIONS

         1. Should Tenant alter any exterior lock or install any new or additional exterior locks or exterior windows of the Premises, Tenant shall furnish Landlord with a key for such locks.

         2. No Tenant shall at any time occupy any part of the Premises as sleeping or lodging quarters.

         3. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises, the Building or the Common Area regardless of whether such loss occurs when area is locked against entry or not.

         4. No birds, fowl, or animals shall be brought into or kept in or about the Premises.

         5. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Premises shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

         6. No person shall disturb the other occupants of the Building by the use of any musical instruments, the making of unseemly noises, causing objectionable odors, or other unreasonable use.

         7. Any action or condition not meeting the highest standard of dignity and good taste should be reported directly to Landlord.

         8. No signs, advertisements or notices shall be allowed in any form on windows or doors inside or outside the Premises or any other part of the Building, and no signs except in uniform location and uniform styles fixed by Landlord shall be permitted on exterior identification pylons, if any, in the public corridors or on corridor doors or entrances to the Premises.

         9. No draperies, shutters, or other window covering shall be installed on exterior windows or without Landlord's written approval. Landlord shall have the right to require installation and continued use of uniform window covering for such windows.

         10. Tenant shall not place, install or operate in the Premises or in any other part of the Building any engine, stove or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any (other than with a microwave oven) other inflammable, explosive or hazardous materials, fluid or substance without the prior written consent of Landlord.

         11. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant's agents, employees or invitees. In the event any of Landlord's employees perform any such services, such employee shall be deemed to be the agent of any such tenant regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from and all liability in connection with any such services and any associated injury or damage to person or property.

         12. None of the entries, sidewalks, vestibules, elevator shafts, passages, doorways or hallways and similar areas shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into such areas, or such areas be used at any time for any purpose except for ingress or egress by Tenant, Tenant's agents, employees or invitees to and from the Premises and for going from one to another part of the Building.

         13. Tenant and Tenant's employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises or parking facilities surrounding the Building.

         14. Landlord shall have the right to prescribe the weight and position of safes, computers and other heavy equipment that exceed the building structure specifications and which shall, in such cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the Premises or to the Building by placing in or taking out any property of Tenant, or done by Tenant's property while in the Premises or the Building, shall be repaired immediately at the sole expense of Tenant.

                                  EXHIBIT "D"
                                  WORK LETTER

         1. COMPLETION SCHEDULE. Within twenty (20) business days after the execution of the Lease, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements (as defined in Paragraph 2 below) to be constructed in the Premises. The Work Schedule shall set forth each of the various items of work to be done or approval to be given by Landlord and/or Tenant in connection with the completion of the Tenant Improvements and shall become the basis for completing the Tenant Improvements.

         2. TENANT IMPROVEMENTS. Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans (defined in Paragraph 3 below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork and covered parking, but excluding Building Standard architectural services and any construction management fees paid to Landlord's representative.

         3. TENANT IMPROVEMENT PLANS. Immediately after the execution of the Lease, Tenant agrees to meet with Landlord's architect (the "Architect") and/or space planner for the purpose of promptly preparing a space plan for the layout of the Premises. Based upon such space plan, Architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications are referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with Landlord's standard specifications (herein referred to as the "Standards" or "Building Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord and are subject to Landlord's final approval. Tenant will at all times cooperate with the Architect, furnishing all reasonable information and material concerning Tenant's organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the provisions of the Texas Architectural Barriers Act, the American With Disabilities Act of 1990, and interpretations or regulations promulgated thereunder and/or amendments thereto, together with any successor statutes or similar enactment's or governmental requirements (collectively, the "Disability Acts"), equipment, inventory, etc., necessary for the Architect to efficiently and expeditiously prepare the Tenant Improvement Plans.

                 Within ten (10) business days following the date of Landlord's receipt of the Tenant Improvement Plans, Landlord will advise Tenant of Landlord's approval or disapproval of the Tenant Improvement Plans. If Landlord disapproves any aspect of the Tenant Improvement Plans, Landlord shall so notify Tenant and specify the reasons for such disapproval (including, without limitation, any change in the nature or scope of the work contemplated by the preliminary space plan). Landlord may also specify how any such disapproved item may be made reasonably acceptable to Landlord, and Tenant shall, within five (5) business days thereafter, deliver to Landlord revised Tenant Improvement Plans incorporating the revisions required by Landlord.

         4. NONSTANDARD TENANT IMPROVEMENTS. Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements (the "Non-Standards"), provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the deviations conform to applicable governmental regulations, and necessary governmental permits and approvals have been secured; (c) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (d) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Building.

         5. FINAL PRICING AND DRAWING SCHEDULE. After the preparation of the Tenant Improvement Plans and after Landlord's written approval thereof, in accordance with the Work Schedule, the Tenant Improvement Plans shall thereafter be submitted to the appropriate governmental body by Architect for plan checking and the issuance of a building permit. Landlord, with Tenant's cooperation, shall cause to be made to the Tenant Improvement Plans any changes necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall obtain bids for construction of the Tenant Improvements from a minimum of three (3) mutually acceptable general contractors and/or subcontractors (the "Approved Contractors"). Unless Landlord and Tenant shall mutually agree to the contrary, the Approved Contractor which submitted the lowest bid shall be deemed to be the selected "Contractor". After final approval of the Tenant Improvement Plans, no further changes may be made thereto without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 8 below.

         6. CONSTRUCTION OF TENANT IMPROVEMENTS. After the Tenant Improvement Plans have been prepared and approved, the Contractor has been selected, and a building permit for the Tenant Improvements has been issued, Landlord shall cause Contractor to begin installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its reasonable efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 below.

         7.      PAYMENT FOR THE TENANT IMPROVEMENTS.

                 (a) Landlord hereby grants to Tenant a "Tenant Improvement Allowance" in an amount not to exceed $30.00 per rentable square foot of Rentable Area in the Premises for construction of the Tenant Improvements.

         The Tenant Improvement Allowance shall be used only for:

                          (i)     Payment of the cost of preparing the space
plan and the Tenant Improvement Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Tenant Improvement Plans. The Tenant Improvement Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's Standard;

                          (ii)    Payment of the cost of plan check, permit and
license fees relating to construction of the Tenant Improvements;

                          (iii)   Payment for the cost of construction of the
Tenant Improvements, including, but not limited to, the following:

                                  (A)      Installation within the Premises of
                                           all partitioning, doors, floor
                                           coverings, ceilings, wall coverings
                                           and painting, millwork and similar
                                           items;

                                  (B)      All electrical wiring, lighting
                                           fixtures, outlets and switches, and
                                           other electrical work to be
                                           installed with the Premises;

                                  (C)      The furnishing and installation of
                                           all duct work, terminal boxes,
                                           diffusers and accessories required
                                           for the completion of the heating,
                                           ventilation and air conditioning
                                           systems within the Premises;

                                  (D)      Any additional Tenant requirements
                                           including, but not limited to,
                                           covered parking facilities, odor
                                           control, special heating,
                                           ventilation and air conditioning,
                                           noise or vibration control or other
                                           special systems;

                                  (E)      All fire and life safety control
                                           systems including, without
                                           limitation, fire walls, halon, fire
                                           alarms, piping, wiring and
                                           accessories, installed within the
                                           Premises;

                                  (F)      All plumbing, fixtures, pipes and
                                           accessories to be installed within
                                           the Premises;

                                  (G)      Testing and inspection costs; and

                                  (H) Contractors' fees, including but not limited to any fees based on general conditions.

                          (iv)    All other costs to be expended by Landlord in
the construction of the Tenant Improvements.

                 (b) The cost of each item referenced in Paragraph 7(a) above shall be charged against the Tenant Improvement Allowance. In the event that the cost of installing the Tenant Improvements, as established by the Contractor's final bid, shall exceed the Tenant Improvement Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Improvement Allowance as provided in Paragraph 7(a) above, the excess (the "Excess") shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

                 (c) In the event that, after the Tenant Improvement Plans have been prepared and a price therefor established by Contractor's final bid, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs related thereto shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such changes are inconsistent with the provisions of Paragraphs 3 and 4 above, or if the change would, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements.

                 (d) In the event that increases in the cost of the Tenant Improvements as set forth in Contractors final bid are due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Improvement Allowance.

                 (e) In the event that the cost of installing the Tenant Improvements are less that the Tenant Improvement Allowance, then Base Rental as defined in Paragraph 1.M of the Lease shall be reduced by an amount equal to the unused portion of the Tenant Improvement Allowance divided by one-hundred twenty.

         Notwithstanding anything contained herein to the contrary, Landlord shall install, at their sole cost and expense, nine (9) 10' x 10' and four (4) 8' x 8'3" building standard exterior glass panels.

         8. COMPLETION OF TENANT IMPROVEMENTS AND COMMENCEMENT DATE. In the event that on the Commencement Date the construction and installation of the Tenant Improvements are not substantially completed, as determined by Architect, then, notwithstanding Paragraph 1.K of the Lease, the Commencement Date shall be postponed (as Tenant's sole and exclusive remedy) until such work is substantially completed, the Term shall continue for the full period of time set forth in Paragraph 1.K of the Lease, and Landlord shall not be liable for any claims or damages in connection with the failure to substantially complete the construction of the Tenant Improvements by a specific date; provided, however, that if there shall be a delay in substantial completion of the Tenant Improvements as a result of (a) Tenant's failure to approve any items or perform any other obligation in accordance with and by the date specified in the Work Schedule, (b) Tenant's request for materials, finishes or installations other than those readily available, (c) Tenant's changes in the Tenant Improvement Plans after the approval by Tenant, or (d) Tenant's request to deviate from the Standards for Tenant Improvements, then the Commencement Date shall be accelerated by the number of days of such delay. The Tenant Improvements shall be deemed substantially complete upon certification of such fact by the Architect notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises remain to be performed (items normally referred to as "punch list" items).

                                  EXHIBIT "E"
                              SIGN SPECIFICATIONS


BUILDING MOUNTED
----------------

o        To be located on the top band of the building
o        Size not to exceed 3' high by 12' wide
o Font style, logo, and color to be consistent with that used in Tenant's business operation
o        Letters may be backlit with white neon





MONUMENT SIGNAGE
----------------
                           [DRAWING OF MONUMENT SIGN]





         NOTE:
         ----

         CLEAR ANODIZED ALUMINUM
         LETTERS W/ SATIN FACES &
         SANDBLASTED EDGES
         LETTER STYLE TO BE APPROVED
         BY LANDLORD.